Exhibit 99.1
For immediate release
TRICO MARINE SERVICES REPORTS 2006 THIRD QUARTER RESULTS — HIGHEST QUARTERLY FINANCIAL RESULTS IN COMPANY HISTORY
HOUSTON, November 8, 2006 /Marketwire/ — Trico Marine Services, Inc. (NASDAQ: TRMA — News) (the “Company” or “Trico”) today announced its financial results for the quarter ended September 30, 2006 reporting net income of $17.8 million, or $1.17 per share (diluted).
(In thousands, except per share data and day rates)

	Three months	Three months
	ended	ended
	September 30, 2006	June 30, 2006
Charter hire revenues	$67,042	$59,897
Operating income	23,961	20,249
Net income	17,821	12,139
Diluted EPS	$1.17	$0.80

Day Rates:
Supply / Anchor Handling (North Sea class)	$22,474	$19,245
Supply Vessels (Gulf class)	11,639	11,665

Utilization:
Supply / Anchor Handling (North Sea class)	92%	93%
Supply Vessels (Gulf class)	71%	65%
Highlights for the Quarter
•	Achieved quarterly records for the following financial metrics — charter hire revenues, operating income and net income:
•	Charter hire revenues of $67.0 million for the third quarter, representing a 12% increase over charter hire revenues of $59.9 million for the second quarter of 2006.

•	Operating income increased $3.7 million or 18% compared to the second quarter of 2006.

•	Net income of $17.8 million, $1.17 per diluted share, for the third quarter, representing a 47% increase over net income of $12.1 million for the second quarter of 2006.
•	Newbuild program augmented with the announcement of contracts to build two GPA 640 design platform supply vessels scheduled to be delivered during the first and third quarters of 2008.
Summary Results
Charter hire revenues for the quarter ended September 30, 2006 were $67.0 million and increased $7.1 million compared to the second quarter of 2006 primarily due to (i) increased average day rates for our North Sea vessels, bolstered by two of our anchor handling vessels operating in the spot market in a quarter that experienced record-setting day rates, and (ii) increased utilization for our Gulf class supply vessels.

2401 FOUNTAINVIEW — SUITE 920 — HOUSTON, TEXAS 77057 — (713)780-9926 — FAX (713)780-0062

During the third quarter of 2006, maintenance and classification (M&C) work was completed on two North Sea class vessels and six Gulf class supply vessels for a total cost of $6.1 million. In the econd quarter of 2006, the Company completed M&C work on five North Sea class vessels and four AGulf class supply vessels, for a total cost of $7.2 million. M&C costs decreased $1.1 million as a result of the change in mix and volume of vessels undergoing M&C work.
President and Chief Executive Officer, Trevor Turbidy, commented, “Our net income growth and improved operating margins reflect increased charter hire revenues and a continued focus on controlling operating expenses. The North Sea market was extremely strong in both anchor handling and PSV class vessel day rates and utilization due to the lack of available equipment in the region and operators’ ability to garner attractive contract terms in other markets. With regard to the Gulf of Mexico, we were delighted that our active vessels in the region earned substantial returns due to very attractive day rates and improved utilization, but we recognize the volatility of revenue drivers in this region and therefore, we remain focused on our long-term strategy of deploying vessels to growing international markets such as West Africa and Southeast Asia. In addition, our newbuild program progresses as we announced the construction of two platform supply vessels during the quarter and we will continue to evaluate strategic opportunities to renew our fleet that satisfy our global customers’ requirements.”
In October 2006, North Sea day rates averaged $22,735 with utilization of 96% while day rates for our Gulf class supply vessels averaged $11,077 with utilization of 70%, or 88% for all actively marketed vessels.
About Trico
Trico provides a broad range of marine support services to the oil and gas industry, primarily in the North Sea, Gulf of Mexico, West Africa, Mexico and Brazil. The services provided by the Company’s diversified fleet of vessels include the transportation of drilling materials, supplies and crews to drilling rigs and other offshore facilities; towing drilling rigs and equipment from one location to another; and support for the construction, installation, repair and maintenance of offshore facilities. Trico has its principal office in Houston, Texas.
For more information about Trico Marine Services, Inc. visit us on the web at www.tricomarine.com.
Certain statements in this press release that are not historical fact may be “forward looking statements.” Actual events may differ materially from those projected in any forward-looking statement. There are a number of important factors involving risks and uncertainties beyond the control of the Company that could cause actual events to differ materially from those expressed or implied by such forward-looking statements. A description of risks and uncertainties relating to Trico Marine Services, Inc. and its industry and other factors, which could affect the Company’s results of operations or financial condition, are included in the Company’s Securities and Exchange Commission filings. Trico undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this report.
Contact info:
Geoff Jones
VP & Chief Financial Officer
(713) 780-9926

TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except share and per share amounts)

	Three months	Three months
	ended	ended
	September 30, 2006	June 30, 2006
Revenues:
Charter hire	$67,042	$59,897
Amortization of non-cash deferred revenues	1,127	1,313
Other vessel income	368	246

Total revenues	68,537	61,456

Operating expenses:
Direct vessel operating expenses and other	28,131	29,019
General and administrative	7,229	6,717
Depreciation and amortization expense	6,246	6,426
Insurance recovery from a loss on assets held for sale	—	(605)
Loss on assets held for sale	3,185	—
Gain on sales of assets	(215)	(350)

Total operating expenses	44,576	41,207

Operating income	23,961	20,249

Interest expense	(279)	(403)
Amortization of deferred financing costs	(37)	(46)
Foreign exchange gain (loss)	2,246	(233)
Interest income	1,227	816
Other gains (loss)	(139)	(157)

Income before income taxes and noncontrolling interest in loss of consolidated subsidiary	26,979	20,226

Income tax expense	9,963	8,087

Income before noncontrolling interest in loss of consolidated subsidiary	17,016	12,139

Noncontrolling interest in loss of consolidated subsidiary	805	—

Net income	$17,821	$12,139

Basic income per common share:
Net income	$1.22	$0.83

Average common shares outstanding	14,634,937	14,600,247

Diluted income per common share:
Net income	$1.17	$0.80

Average common shares outstanding	15,254,877	15,170,537

TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except share and per share amounts)

			Predecessor	(Non-GAAP)
	Successor Company		Company	Combined
		Period from	Period from	Results for the
	Nine months	March 15, 2005	January 1, 2005	Nine months
	ended	through	through	ended
	September 30, 2006	September 30, 2005	March 14, 2005	September 30, 2005
Revenues:
Charter hire	$177,421	$91,347	$29,869	$121,216
Amortization of non-cash deferred revenues	3,709	7,072	—	7,072
Other vessel income	695	74	17	91

Total revenues	181,825	98,493	29,886	128,379

Operating expenses:
Direct vessel operating expenses and other	78,352	46,848	16,217	63,065
General and administrative	19,688	13,226	4,030	17,256
Amortization of marine inspection costs	—	—	2,055	2,055
Depreciation and amortization expense	18,774	13,744	6,703	20,447
Loss on assets held for sale	3,185	—	—	—
Insurance recovery from a loss on assets held for sale	(605)	—	—	—
Gain on sales of assets	(1,332)	(707)	2	(705)

Total operating expenses	118,062	73,111	29,007	102,118

Operating income	63,763	25,382	879	26,261

Reorganization costs	—	—	(6,659)	(6,659)
Gain on debt discharge	—	—	166,459	166,459
Fresh-start adjustments	—	—	(219,008)	(219,008)
Interest expense	(1,163)	(4,935)	(1,940)	(6,875)
Amortization of deferred financing costs	(133)	(209)	(50)	(259)
Foreign exchange gain	1,823	(99)	23	(76)
Interest income	2,653	192	—	192
Other gain (loss), net	(483)	(368)	(18)	(386)

Income before income taxes	66,460	19,963	(60,314)	(40,351)

Income tax expense	24,927	7,742	1,047	8,789

Income before noncontrolling interest in loss of consolidated subsidiary	41,533	12,221	(61,361)	(49,140)

Noncontrolling interest’s loss in subsidiary	805	—	—	—

Net income (loss)	$42,338	$12,221	$(61,361)	$(49,140)

Basis income (loss) per common share:
Net income (loss)	$2.90	$1.19	$(1.66)

Average common shares outstanding	14,614,919	10,247,469	36,908,505

Diluted income (loss) per common share:
Net income (loss)	$2.79	$1.17	$(1.66)

Average common shares outstanding	15,174,006	10,416,505	36,908,505

		Three months ended		Nine months ended
	Month of	September 30,	June 30,	September 30,	September 30,
	October 2006	2006	2006	2006	2005
Average Day Rates:
PSV/AHTS (North Sea class)	$22,735	$22,474	$19,245	$19,177	16,199
Supply (Gulf class)	11,077	11,639	11,665	11,189	5,801
Crew/line handling	5,550	5,512	5,217	4,557	2,305

Utilization:
PSV/AHTS (North Sea class)	96%	92%	93%	93%	90%
Supply (Gulf class)(1)	70%	71%	65%	66%	57%
Crew/line handling	88%	87%	88%	87%	90%

Average Number of Vessels:
PSV/AHTS (North Sea class)	16.0	16.0	16.0	16.0	17.1
Supply (Gulf class)	44.0	44.0	44.2	44.4	48.0
Crew/line handling	8.0	8.0	8.0	9.0	17.0

(1)	Stacked vessels are included in the calculation of utilization. Excluding stacked vessels, our supply vessel utilization was 88% during the one month period ending October 31, 2006, 91% during the three month periods ended September 30, 2006, 87% during the three month period ending June 30, 2006, 89% and 91% during the nine months ended September 30, 2006 and 2005, respectively.

TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands, except share and per share amounts)

	September 30,	December 31,
ASSETS	2006	2005
Current assets:
Cash and cash equivalents	$100,818	$51,218
Restricted cash	441	570
Accounts receivable, net	55,766	42,986
Prepaid expenses and other current assets	3,992	3,484
Assets held for sale	1,500	5,853

Total current assets	162,517	104,111

Property and equipment:
Land and buildings	1,940	1,844
Marine vessels	250,542	241,360
Construction-in-progress	9,703	235
Transportation and other	2,094	1,566

	264,279	245,005
Less accumulated depreciation and amortization	38,409	19,359

Net property and equipment	225,870	225,646

Restricted cash — noncurrent	11,732	7,253
Other assets	8,532	7,212

Total assets	$408,651	$344,222

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term and current maturities of debt	$7,407	$36,610
Accounts payable	10,963	6,295
Accrued expenses	12,829	10,715
Accrued insurance reserve	3,029	3,426
Accrued interest	273	288
Income taxes payable	1,075	518

Total current liabilities	35,576	57,852

Long-term debt, including premiums	9,249	9,928
Deferred income taxes	56,850	46,055
Deferred revenues on unfavorable contracts	1,920	5,379
Other liabilities	2,165	2,576

Total liabilities	105,760	121,790

Commitments and contingencies	—	—
Non-controlling Interest	16,490	—

Stockholders’ equity:
Preferred stock, $.01 par value	—	—
Common stock, $.01 par value	148	146
Warrants — Series A	1,649	1,649
Warrants — Series B	634	634
Additional paid-in capital	227,636	208,143
Retained earnings	62,438	20,100
Cumulative foreign currency translation adjustment	(6,104)	(8,240)

Total stockholders’ equity	286,401	222,432

Total liabilities and stockholders’ equity	$408,651	$344,222

TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

	Successor		Predecessor
	Company		Company
		Period from	Period from
	Nine months	March 15, 2005	January 1, 2005
	ended	through	through
	September 30, 2006	September 30, 2005	March 14, 2005
Net income (loss)	$42,338	$12,221	$(61,361)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	18,884	13,918	8,808
Amortization of non-cash deferred revenues (see Note 4)	(3,709)	(7,072)	—
Deferred marine inspection costs	—	—	(1,277)
Deferred income taxes	22,961	6,480	1,397
Gain on debt discharge	—	—	(166,459)
Fresh start adjustments	—	—	219,008
Loss (gain) on sales of assets	(1,332)	(707)	2
Loss on assets held for sale	3,185	—	—
Provision for doubtful accounts	1,204	100	40
Stock based compensation	1,558	1,809	9
Noncontrolling interest in loss of consolidated subsidiary	(805)	—	—
Change in operating assets and liabilities:
Accounts receivable	(13,574)	(9,410)	2,404
Prepaid expenses and other current assets	(449)	(762)	(630)
Accounts payable and accrued expenses	6,564	(5,815)	7,676
Other, net	(1,728)	(1,294)	(449)

Net cash provided by operating activities	75,097	9,468	9,168

Cash flows from investing activities:
Purchases of property and equipment	(12,179)	(1,264)	(947)
Proceeds from sales of assets	2,795	3,324	—
Increase in restricted cash	(4,324)	(685)	508
Other, net	—	—	(211)

Net cash provided by (used in) investing activities	(13,708)	1,375	(650)

Cash flows from financing activities:
Net proceeds from issuance of common stock	608	1,801	—
Proceeds from issuance of debt	15,878	60,550	54,550
Repayment of debt	(47,405)	(77,339)	(56,771)
Contribution from non-controlling interest	20,910	—	—
Deferred financing costs and other	—	—	(375)

Net cash used in financing activities	(10,009)	(14,988)	(2,596)

Effect of exchange rate changes on cash and cash equivalents	(1,780)	(518)	62

Net increase (decrease) in cash and cash equivalents	49,600	(4,663)	5,984
Cash and cash equivalents at beginning of period	51,218	19,154	13,170

Cash and cash equivalents at end of period	$100,818	$14,491	$19,154